Exhibit 99.1
NEWS RELEASE
THOMAS CHIEFFE APPOINTED PRESIDENT AND CHIEF EXECUTIVE
OFFICER OF ASSOCIATED MATERIALS INCORPORATED
CUYAHOGA FALLS, Ohio, August 23 — Associated Materials Incorporated (“AMI”), a leading manufacturer and distributor of residential building products, announced today that Thomas N. Chieffe has been appointed President and Chief Executive Officer effective October 2, 2006. Mr. Chieffe will replace Dana Snyder, who has been serving as President and Chief Executive Officer for an interim period.
Mr. Chieffe, age 48, joins Associated Materials from Kraftmaid Cabinetry, Inc. where he served as President and Chief Executive Officer. Kraftmaid Cabinetry, Inc. is a division of Masco Corporation (NYSE: MAS), a $12.6 billion North American manufacturer of consumer building products for both the remodeling and new construction housing markets. Mr. Chieffe has over 25 years of experience in various operating disciplines, including leadership roles in manufacturing and finance.
In a joint statement, Chris Stadler, Managing Director of Investcorp and Ira Kleinman, Managing Director of Harvest Partners, said, “After our thorough search process, we are pleased that Tom has accepted this position. At Kraftmaid, Tom drove substantial revenue growth utilizing a multiple brand strategy through various distribution channels. He also improved profitability by focusing on cost and quality improvement. We are confident that Tom’s strategic leadership and operating skills will help drive improvements in AMI’s performance in the future.”
Associated Materials Incorporated is a leading manufacturer of exterior residential building products, which are distributed through company-owned distribution centers and independent distributors across North America. AMI produces a broad range of vinyl windows, vinyl siding, aluminum trim coil, aluminum and steel siding and accessories, as well as vinyl fencing and railing. AMI is a privately held, wholly-owned subsidiary of Associated Materials Holdings Inc., a wholly-owned subsidiary of AMH Holdings, Inc. (“AMH”), a wholly-owned subsidiary of AMH Holdings II, Inc., which is controlled by affiliates of Investcorp S.A. and Harvest Partners, Inc. For more information, please visit the Company’s website at http://www.associatedmaterials.com.
Investcorp is a global asset management firm specializing in alternative investments with offices in New York, London and Bahrain. The firm has four products: private equity, hedge funds, real estate investment and venture capital. It was established in 1982 and currently manages total investments in alternative assets of around $10 billion. For more information on Investcorp please visit www.investcorp.com.
Harvest Partners is a private equity investment firm with a long track record of building value in businesses and generating attractive returns on investment. Founded in 1981,

Harvest Partners has approximately $1 billion of invested capital under management. For more information on Harvest Partners please visit its website at http://www.harvpart.com.
     This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to AMI and AMH that are based on the beliefs of AMI’s and AMH’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of AMI’s and AMH’s management. The following factors, and others which are discussed in AMI’s and AMH’s filings with the Securities and Exchange Commission, are among those that may cause actual results to differ materially from the forward-looking statements: changes in the home building industry, general economic conditions, interest rates, foreign currency exchange rates, changes in the availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, changes in raw material costs and availability, market acceptance of price increases, changes in national and regional trends in new housing starts, changes in weather conditions, the Company’s ability to comply with certain financial covenants in loan documents governing its indebtedness, increases in levels of competition within its market, availability of alternative building products, increases in its level of indebtedness, increases in costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, and shifts in market demand. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information, contact:
D. Keith LaVanway
Chief Financial Officer, AMI
(330) 922-2004
Cyndi Sobe
Vice President, Finance, AMI
(330) 922-7743